UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Building 300, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 21, 2005, we entered into a letter agreement (the “Amendment”) amending the Exclusive License and Research Collaboration Agreement dated December 23, 2003 (the “Collaboration Agreement”) between us and Merck & Co., Inc. (“Merck”).  Under the Collaboration Agreement, we are creating prodrugs of certain compounds that Merck is supplying to us that target the hepatitis C virus residing in the liver.

Among other things, the Amendment (i) extends the research term under the Collaboration Agreement for an additional one-year period through December 2005, (ii) increases the number of compounds that Merck will supply to us under the Collaboration Agreement during the extended research term and (iii) expands the scope of the technology that we will apply to compounds supplied to us by Merck under the Collaboration Agreement during the extended research term.

Except as amended by the Amendment, the terms and conditions of the Collaboration Agreement will remain in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ John W. Beck
John W. Beck
Vice President of Finance, Chief Financial Officer and Treasurer

Date: January 25, 2005